AMENDMENT TO EMPLOYMENT AGREEMENT

   This Amendment (the “Amendment”) is made as of this 16th day of March 2010 to that certain Employment Agreement, effective as of September 7, 2007 (the “Employment Agreement”), by and between Global Clean Energy Holdings, Inc., a Utah corporation f/k/a Medical Discoveries, Inc. (the “Company”), and Richard Palmer (hereinafter, “Executive,” and collectively with the Company, the “Parties”).

W I T N E S S E T H:

   WHEREAS, Section 1.3 of the Employment Agreement currently provides for an employment term expiring on September 30, 2010; and

   WHEREAS, the parties desire to amend the Employment Agreement to, among other things, extend the term thereof.

   NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.            Term of Employment Agreement.  Section 1.3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

   “1.3.                      Term.                      Unless otherwise terminated earlier in accordance with the provisions of this Agreement, Executive’s employment with the Company shall commence on the Effective Date, and end on September 30, 2012 (the “Term”); provided, however, that the Term shall be automatically renewed for successive one-year periods thereafter on the same terms and conditions set forth herein unless either Party provides the other with written notice of its intention not to renew the Term at least ninety (90) days prior to the end of the then-current term.”

2.            Renewal Option.  Concurrently with the execution of this Amendment, the Company shall grant Executive an option (the “Renewal Option”) to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.02 per share.  The Renewal Option shall vest according to the schedule set forth below, and will expire ten (10) years after the date of grant:

2.1.          At such time as when the Company’s Market Capitalization first reaches $30 million, the Renewal Option shall vest with respect to initial 6,000,000 shares of the Company’s common stock subject thereunder; and

2.2.          At such time as when the Company’s Market Capitalization first reaches or exceeds $60 million, the Renewal Option shall vest with respect to the remaining 6,000,000 shares of the Company’s common stock subject thereunder.

   For purposes of this Agreement, the term “Market Capitalization” shall mean the product of the (x) the number of shares of common stock issued and outstanding at the time Market Capitalization is calculated, multiplied by (y) the average closing price of the common stock for the twenty (20) consecutive trading days prior to the date of calculation of Market Capitalization as reported on the principal securities trading system on which the Company’s common stock is then listed for trading, including the Pink Sheets, the NASDAQ Stock Market, the OTC Bulletin Board, or any other applicable stock exchange.

3.            Notices.  Any notice provided for herein shall be in writing and shall be deemed to have been given or made (a) when personally delivered or (b) when sent by telecopier and confirmed within 48 hours by letter mailed or delivered to the party to be notified at its or his/hers address set forth herein; or three (3) days after being sent by registered or certified mail, return receipt requested, (or by equivalent currier with delivery documentation such as FEDEX or UPS) to the address of the other party set forth or to such other address as may be specified by notice given in accordance with this section 3:

If to the Company:	Global Clean Energy Holdings, Inc. 6033 W. Century Blvd., Suite 895 Los Angeles, CA 90045 Telephone: (310) 641-4234 Attention: Chairman of the Board
With a copy (which shall not constitute notice) to:	TroyGould PC 1801 Century Park East, 26th Floor Los Angeles, CA 90067 Attention: Istvan Benko, Esq. Facsimile: (310) 789-1405
If to Executive:	Richard Palmer 3806 Newton Street Torrance, CA 90505 Telephone: (310) 378-8529 Facsimile: (310) 378-7620
With a copy (which shall not constitute notice) to:	Eileen Darroll, Esq. Palmer Darroll Law Offices 2940 Westwood Blvd, 2nd Floor Los Angeles, CA 90064 Telephone: (310) 474-2193 Facsimile: (310) 474-5151

4.            No Further Changes.   All other provisions of the Employment Agreement shall remain in full force and effect after the execution of this Amendment.

[Signature page follows]

   IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

GLOBAL CLEAN ENERGY HOLDINGS, INC.	EXECUTIVE

By: By: /s/ DAVID WALKER	By: By:	/s/ RICHARD PALMER Richard Palmer
Its: Chairman of the Board of Directors